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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) JANUARY 29, 1999


                              CELLPRO, INCORPORATED
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               (Exact name of registrant as specified in charter)



        DELAWARE                         0-19472               94-3087971
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(State or other jurisdiction           (Commission            (IRS Employer
of incorporation)                      File Number)         Identification No.)



  22215 26TH AVENUE S.E., BOTHELL, WA                             98021
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code (206) 485-7644


                                       N/A
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         (Former name or former address, if changed since last report.)

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Item 5.  Other Events

              A. Closing of the Asset Purchase Agreement with Nexell Therapeutics Inc., a subsidiary of VIMRx Pharmaceuticals, Inc. ("VIMRX"), whereby CellPro, Incorporated ("CellPro") sold essentially all of its research, intellectual property, patents, antibodies and related cell banks, and licensed rights, in exchange for $3 million in VIMRX securities. In this transaction, 1,882,215 registered shares of VIMRX common stock with certain restrictions on sale were issued to CellPro. The total number of shares is based on a pricing formula that was the average closing price for the 15 business days which ended three days prior to the closing, or $1.59 per share.
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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CellPro, Incorporated
                                            (Registrant)


Date:  February 4, 1999                /s/ Mark J. Handfelt
                                       -----------------------------------------
                                       Name:  Mark J. Handfelt
                                       Title: Executive Vice President and
                                              General Counsel